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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of JPS Industries, Inc. on Form S-8 of our report dated November 29, 2000 appearing in the Annual Report on Form 10-K of JPS Industries, Inc. for the fiscal year ended October 28, 2000.





/s/ Deloitte & Touche LLP



Greenville, South Carolina

September 6, 2001